SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 23, 2009

Zealous, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-26383	88-0325940
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15641 Red Hill Avenue Suite 200 , Tustin, CA	92780
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (949) 885-7333

____________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01	Entry Into a Material Definitive Agreement.

On March 23, 2009, Health and Wellness Partners, Inc, a Nevada corporation (“H&W”) and wholly owned subsidiary of Zealous, Inc. (“Zealous”) (the “Company”) entered into an independent contractor services agreement (the “Agreement”) with RockHard Laboratories, LLC, a Georgia limited liability company (“RockHard”) to sell and promote RockHard’s products and become an authorized distributor of RockHard Laboratories, which is the maker of RockHard Weekend.  The Agreement was amended and modified (“Modification Agreement”) on March 27, 2009.  The Agreement and Modification Agreement, among other things, provide that H & W:

•	Will have the exclusive right to sell and promote RockHard’s products in California;

•	Will have the distributor pricing provided for in Exhibit A of the Agreement; and

•
Shall initially have a one year Agreement with RockHard.  At the end of any term the Agreement shall automatically be extended for a one year period; provided that the term may be terminated earlier pursuant to the Agreement

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Independent Contractor Services Agreement with RockHard Laboratories, LLC dated March 23, 2009 *
10.2	Modification Agreement to Independent Contractor Services Agreement dated March 27, 2009

*Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment and those portions have been filed separately with the SEC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zealous, Inc.

/s/ Milton Ault III
Milton Ault III
President, CEO and Director

Date: March ___, 2009